Exhibiit 10.3

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT dated for reference the 1st day of March 2013.

BETWEEN:

ENERTOPIA CORP., a company duly incorporated under the laws of the Province of British Columbia and having its registered and records office at Suite 950 - 1130 West Pender Street, Vancouver, BC, V6E 4A4 Ph 604-602-1675 FAX 604-685-1602

(the “Company”)

OF THE FIRST PART

AND:

GSWPS., a company duly incorporated under the laws of the State of California and having its registered and records office at #200 12900 Brookprinter Pl, Poway, CA 92064. Phone 843.884.4358

(the “Creditor”)

OF THE SECOND PART

WHEREAS:

A. The Company is indebted to the Creditor in the amount of US$42,000 (the “Debt”); and

B. The Company wishes to settle the Debt, namely US$42,000 by reducing the Company’s interest in GSWPS to 8.14% from its current 9.86% interest, and transferring this 1.72% interest to the Creditor and the Creditor is prepared to accept such compensation in full satisfaction of the Debt.

NOW THEREFORE WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

1. ACKNOWLEDGMENT OF DEBT

1.1 The Company acknowledges and agrees that it is indebted to the Creditor in the amount of the Debt.

2. ALLOTMENT OF ENERTOPIA’S 1.72% INTEREST IN GSWPS

2.1 The Company agrees to transfer to the Creditor 1.72% of GSWPS out of 100% interest in GSWPS, as full and final payment of the Debt, and the Creditor agrees to accept the 1.72% out of 100% interest in GSWPS as full and final payment of the Debt, leaving the Company indebted to the Creditor in the amount of US $Nil following this transaction.

3. GENERAL PROVISIONS

3.1 Time shall be of the essence of this Agreement.

3.2 The Company and the Creditor shall execute such further assurances and other documents and instruments and shall do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

3.3 The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

3.4 This Agreement shall be governed by and construed in accordance with the laws of the United States.

3.5 All dollar amounts referred to in this Agreement have been expressed in United States currency, unless otherwise indicated.

3.6 This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns, as the case may be.

IN WITNESS WHEREOF the parties hereto have executed these present on the day and year first above written.

SIGNED, SEALED and DELIVERED by	)
GSWPS in the presence of:	)
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Signature	)
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Address	)
	)	AUTHORIZED SIGNATORY
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Occupation	)
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ENERTOPIA CORP.	)
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Authorized Signatory	)
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Authorized Signatory

Please provide the following information:

Creditor's telephone number		Creditor's e-mail address